Exhibit 3.53

CERTIFICATE OF LIMITED PARTNERSHIP

OF

NEW YORK RSA NO. 1 LIMITED PARTNERSHIP

THIS Certificate of Limited Partnership of New York RSA No. 1 Limited Partnership (the “Partnership”), dated as of the 12th day of March, 1993, is being duly executed and filed by USCOC of New York RSA #1, Inc., a Delaware corporation, as the general partner of New York RSA No. 1 Limited Partnership, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del.C. §17-101 et seq.).

1.     Name.     The name of the limited partnership formed hereby is New York RSA No. 1 Limited Partnership.

2.     Registered Office.     The address of the registered office of the Partnership in the State of Delaware is c/o The Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.

3.     Registered Agent.     The name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.

4.     General Partner.     The name and the business address of the sole general partner of the Partnership is:

USCOC of New York RSA #1,  Inc.

8410 West Bryn Mawr

Suite 700

Chicago,   Illinois   60631

Attention:     President

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the date first-above written.

NEW YORK RSA NO. 1
LIMITED PARTNERSHIP
By: USCOC OF NEW YORK RSA #1, INC.,
as the General Partner

By:	/s/ Stephen P. Fitzell
Stephen P. Fitzell
Secretary

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

NEW YORK RSA NO. 1 LIMITED PARTNERSHIP

This Certificate of Amendment to Certificate of Limited Partnership of New York RSA No. 1 Limited Partnership (the “Partnership”), dated as of the 21st day of June, 1995, is being duly executed and filed by USCOC of New York RSA #1, Inc., a Delaware corporation, as the general partner of New York RSA No. 1 Limited Partnership, to amend the Certificate of Limited Partnership under the Delaware Revised Uniform Limited Partnership Act.

RESOLVED, that the Certificate of Limited Partnership is hereby amended by striking out paragraph one thereof and by substituting in lieu of said paragraph the following new paragraph:

1.      Name.    The name of the limited partnership is APT Pittsburgh Limited Partnership.

This amendment was duly adopted in accordance with the applicable provisions of §17-202 of the Delaware Revised Uniform Limited Partnership Act.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the date first-above written.

NEW YORK RSA NO. 1 LIMITED PARTNERSHIP

By:	USCOC of New York RSA #1, Inc., as the General Partner

By:	/s/ Randy H. Jenkin
	Name:	Randy H. Jenkin
	Its:	Vice President

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

APT PITTSBURGH LIMITED PARTNERSHIP

It is hereby certified that:

FIRST:  The name of the limited partnership (hereinafter called the “partnership”) is

APT PITTSBURGH LIMITED PARTNERSHIP

SECOND:  Pursuant to provisions of Section 17-202, Title 6, Delaware Code, the Certificate of Limited Partnership is amended as follows:

The name of the limited partnership is VOICESTREAM PITTSBURGH, L.P.

The undersigned, a general partner of the partnership, executed this Certificate of Amendment on January 15, 2001.

APT Pittsburgh Limited Partnership,
By: Voicestream Pittsburgh, Inc, its General Partner

/s/ Lee A. Tostevin
Lee A. Tostevin, Assistant Secretary